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                                                                    EXHIBIT 11.1
                              COLLAGEN CORPORATION

                  Statement Regarding Weighted Average Common
                      and Common Equivalent Shares Used in
                        Computation of Per Share Income

Years Ended June 30,                                                    1995             1994             1993
--------------------------------------------------------------------------------------------------------------
(In thousands, except per share amounts)
Net income                                                            $8,760           $4,920          $ 8,743
                                                                 =============================================
Primary
-------

Common Stock                                                           9,270            9,592            9,957
Stock Options (treasury stock method)                                    190              304              310
                                                                 ---------------------------------------------
Weighted average number of common and common equivalent
  shares outstanding                                                   9,460            9,896           10,267
                                                                 =============================================
Earnings per share - primary                                            $.93             $.50             $.85
                                                                 =============================================

Fully Diluted
-------------

Common Stock                                                           9,270            9,586            9,957
Stock Options (treasury stock method)                                    211              321              321
                                                                 ---------------------------------------------
Weighted average number of common and common equivalent
  shares outstanding                                                   9,481            9,907           10,278
                                                                 =============================================
Earnings per share - fully diluted                                       NA*              NA*              NA*
                                                                 =============================================

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* Not applicable - dilution less than 3%.